SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): MARCH 14, 2003



                           HOLLYWOOD CASINO SHREVEPORT
                         SHREVEPORT CAPITAL CORPORATION
               (Exact name of Registrant as specified in charter)




         LOUISIANA                      333-88679               72-1225563
         LOUISIANA              (Commission file number)        75-2830167
(State or other jurisdiction                                 (I.R.S. employer
     of incorporation)                                      identification no.)



                             451 CLYDE FANT PARKWAY
                           SHREVEPORT, LOUISIANA 71101
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (318) 220-0711


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ITEM 5.    OTHER EVENTS.

           On March 3, 2003, Hollywood Casino Corporation, a Delaware corporation and parent company of Hollywood Casino Shreveport ("Hollywood Shreveport"), consummated a merger (the "Merger") pursuant to which HCC became a wholly-owned subsidiary of Penn National Gaming, Inc. ("Penn National").

           On March 14, 2003, Hollywood Shreveport and Shreveport Capital Corporation (together with Hollywood Shreveport, the "Registrants"), as co-issuers of the 13% Senior Secured Notes due 2006 with Contingent Interest (the "Senior Secured Notes") and the 13% First Mortgage Notes Due 2006 with Contingent Interest (together with the Senior Secured Notes, the "Notes"), received notice from a representative of the holders of the Notes that the Registrants have failed to make an offer to repurchase all of the Notes at a price equal to 101% of the outstanding total principal amount of the Notes, plus accrued and unpaid interest, within ten days of the Merger as required under the indentures governing the Notes (the "Indentures"). Pursuant to the Indentures, the Registrants have sixty days from the receipt of such notice to cure such failure or an Event of Default will have occurred under each of the Indentures.


ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

           (a) Not applicable.

           (b) Not applicable.

           (c) None.










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                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            HOLLYWOOD CASINO SHREVEPORT
                                            By: HCS I, Inc.


Dated: March 19, 2003                       By: /s/ John C. Hull
                                                -------------------------------
                                                John C. Hull
                                                Chief Executive Officer




                                            SHREVEPORT CAPITAL CORPORATION


Dated: March 19, 2003                       By: /s/ John C. Hull
                                                -------------------------------
                                                John C. Hull
                                                Chief Executive Officer



















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